ACI                                ARMANDO C. IBARRA
                                                 Certified Public Accountants
                                                  A Professional Corporation


Armando C. Ibarra, C.P.A.                     Members of the California Society
                                              of Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD               Members of the American Institute
                                              of Certified Public Accountants
                                              Members of the Better Business
                                              Bureau since 1997

March 7, 2005

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of February 11, 2005, on the reviewed consolidated financial statements of Addison-Davis Diagnostics, Inc. as of December 31, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,

/s/ ARMANDO C. IBARRA, C.P.A.
----------------------------
ARMANDO C. IBARRA, C.P.A.




                      371 E. Street, Chula Vista, CA 91910
            Tel: (619) 422-1348               Fax: (619) 422-1465